UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 17, 2023

CLEVELAND-CLIFFS INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square,	Suite 3300,	Cleveland,	Ohio	44114-2315
(Address of Principal Executive Offices)				(Zip Code)
Registrant's telephone number, including area code: (216) 694-5700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Common Shares, par value $0.125 per share	CLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A (the “Amendment”) is being filed as an amendment to the Current Report on Form 8-K filed by Cleveland-Cliffs Inc. (the “Company”) on May 19, 2023 (the “Original Form 8-K”). The Original Form 8-K was filed with the U.S. Securities and Exchange Commission (the “SEC”) to report the results of the matters submitted to a vote of the shareholders at the Company's Annual Meeting of Shareholders, held on May 17, 2023 (the “Annual Meeting”). The sole purpose of this Amendment is to update disclosures made under Item 5.07, Submission of Matters to a Vote of Security Holders in the Original Form 8-K. Except as set forth herein, no other modifications have been made to the Original Form 8-K.

Item 5.07.	Submission of Matters to a Vote of Security Holders
As previously disclosed in the Original Form 8-K, at the Annual Meeting, in a non-binding advisory vote on the frequency of the advisory vote on the compensation paid to the Company's named executive officers (“say-on-pay”) the Company’s shareholders voted in favor of holding say-on-pay votes annually. In accordance with this result and its previous recommendation (as set forth in the definitive proxy statement for the Annual Meeting filed with the SEC on April 3, 2023), the Board of Directors determined that the Company will hold advisory say-on-pay votes on named executive officer compensation on an annual basis until the next required vote on the frequency of such say-on-pay votes or until the Board determines that it is in the best interest of the Company to hold such vote with a different frequency.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND-CLIFFS INC.

Date:	September 15, 2023	By:	/s/ James D. Graham
		Name:	James D. Graham
		Title:	Executive Vice President, Human Resources, Chief Legal and Administrative Officer & Secretary